                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

           24/7 REAL MEDIA REPORTS BEST QUARTER IN COMPANY'S HISTORY
           FURTHER REDUCED LOSSES AND CONTINUED REVENUE GROWTH IN FIRST QUARTER

FIRST QUARTER 2003 HIGHLIGHTS:

    o Revenue climbs 10% from same quarter last year; also up sequentially;

    o On a comparable basis, revenue rises 33% from same quarter last year after adjustments;

    o Pro forma net loss $0.02 per share down from $0.07 per share in year earlier quarter; and

    o Strength in both media and technology segments.

NEW YORK--May 8, 2003--24/7 Real Media, Inc. (Nasdaq: TFSM), the only gateway to the total spectrum of interactive marketing and technology solutions for online marketers and publishers, today announced revenue for the first quarter, ended March 31, 2003, rose 10.0% to $11.8 million from $10.8 million recorded in the same period a year ago. Pro forma net loss narrowed to $0.02 per share, in line with management's previous guidance, a 71.4% improvement from a pro forma net loss per share of $0.07 in the same quarter a year ago.

On a comparable basis, which excludes revenue from divested product lines and gives effect to the move to a subscription-based revenue recognition method for OAS local sales, revenue increased 33.1% from $8.8 million in the first quarter of 2002 to $11.7 million in the first quarter of 2003. Revenue from divested products, including the US email management product and iPromotions, was approximately $0.1 million in the first quarter of 2003 and $1.5 million in the first quarter of 2002. Additionally, the Company recently refined its OAS Local strategy to offer customers the flexibility to adapt to rapidly changing enterprise requirements while reducing the risks and costs associated with traditional software licensing models, resulting in the deferral of certain revenue to future periods. If we had adopted this approach on January 1, 2002, approximately $0.5 million in revenue recognized in Q1 2002 would have been deferred to future periods.

"We continue to make terrific progress in our financial results. From a bottom line perspective on an operating basis, this was the best quarter in the Company's history. We are particularly pleased to continue our sequential revenue growth, since the fourth quarter is traditionally the strongest quarter of the year," said David J. Moore, chairman and CEO of 24/7 Real Media. "Our core businesses are demonstrating superb revenue growth and with our latest acquisition, Open Insight, our Web analytics component, we are well-positioned to capitalize on the global recovery in interactive marketing."

The Company reported that selling, general and administrative expenses declined 13.5% to $6.1 million in the period from $7.0 million in the first quarter in 2002. As a percentage of revenue, these operating expenses, declined 14 percentage points to 51.3% from 65.2% in the first quarter of 2002. The Company achieved this improvement from ongoing efforts to control costs and continuing focus on business lines with the greatest profit potential.

Integrated Media Solutions revenue, which includes revenue from the 24/7 Web Alliance, 24/7 Website Results and other services, rose 11.0% in the first quarter to $8.3 million from $7.5 million in same period in 2002. The media business also grew sequentially, by an impressive 10.1%, from the traditionally strong fourth quarter of 2002. After adjusting the revenue of this segment to eliminate revenue from product lines that have been divested, the gain in revenue rose 36.8% to $8.2 million in the quarter from $6.0 million in the same period in the earlier year.

Integrated Media Solutions gross profit climbed 24.3% to $2.8 million in the current quarter from $2.3 million in the prior year. Gross margin rose in the first quarter to 34.0% from 30.3% in the same quarter last year.
Excluding the divested products, gross margin increased from 26.8% to 33.6%.

Within this segment, 24/7 Web Alliance revenue advanced 11.3% in the quarter to $4.7 million from $4.2 million in the first quarter of last year. Growth in the number of publishers in the 24/7 Network significantly expanded the number of impressions delivered to 6.1 billion in the first quarter from 4.2 billion in the same period of 2002.

24/7 Real Media - 1Q03 Earnings Release
May 8, 2003
Page 2

Revenue from the Company's search marketing unit, 24/7 Website Results, which made up 37.5% of Integrated Media Solutions' revenue, rose 82.2% to $3.1 million for the quarter compared to $1.7 million in the same quarter in 2002. The Company achieved this improvement from better click-through rates and a higher number of visitors delivered to clients' Web sites primarily through its relationship with four major traffic providers. The amount of search traffic that the Company receives from its largest provider is subject to fluctuation due to increasing competition among search engines, refinements in search engine marketing strategies and industry-wide consolidation. The Company is currently renegotiating the terms of its relationship with its largest provider and expects that traffic levels and revenue from this relationship will decline in the future. The Company continues to negotiate and build new relationships with other major search traffic providers, in the US and abroad.

Technology Solutions revenue advanced 7.6% to $3.5 million from $3.2 million in the same quarter a year ago. OAS Central continues to provide the Company with a growing recurring revenue stream, while signing new clients from competing ad serving solutions, and maintaining a high renewal rate for existing customers. As previously disclosed, the Company began using a subscription-based revenue recognition method for new OAS Local agreements in the first quarter. Technology Solutions segment revenue would have grown 25.0% to $3.5 million from $2.8 million in the first quarter of 2002 had the subscription-based revenue recognition method been in effect at that time.

Technology Solutions gross margin was 66.5% in the first quarter of 2003 versus 73.7% in the same quarter of 2002, due to the implementation of our subscription-based revenue recognition method for new OAS Local agreements and rapid growth in OAS Central revenue, which has lower margins. Gross margin would have been 69.4% in the period a year earlier had the Company implemented the subscription-based revenue recognition method in that period.

Earlier in the quarter, the Company announced its acquisition of Insight First, now known as Open Insight, a leading Web analytics platform. With this acquisition, 24/7 Real Media now offers clients the technology platform that combines advertising delivery and content analysis, helping advertisers and publishers manage the three key elements of their interactive marketing strategy: technology, content and audience. The Company has successfully integrated engineering personnel and completed training of its technology sales staff in the U.S. and Europe and has signed on two new clients. Open Insight and Open AdStream are now being cross-marketed.

The Company's international operations, which contributed approximately one-third of total revenue, performed very well in the first quarter. European operations increased revenue 39.3% versus the prior year, and the operations generated an operating profit for the second consecutive quarter. Canadian operations grew revenue 28.4% relative to the prior year, and are now cash flow neutral versus a loss in the prior year.

On a GAAP basis, net loss for the first quarter of 2003 decreased to $2.3 million, or $0.04 per share from a net loss of $3.7 million or $0.07 per share for the same period last year. The Company's net loss of $2.3 million included $0.6 million in amortization of intangible assets and $0.05 million in stock-based compensation both of which are excluded from pro forma net loss.

Mr. Moore added, "We outperformed in the first quarter and expect steady improvements in several of our business lines in the coming quarters as the Company remains focused on reaching profitability. We currently anticipate the second quarter 2003 pro forma net loss per share to range between $0.01 and $0.03, compared to a pro forma net loss per share of $0.06 in the second quarter of 2002, on revenue of $11.5 million to $13 million, representing a revenue increase in excess of 20% from the second quarter of 2002, after adjusting for divestitures."

In conjunction with this release, a conference call will be held to discuss these results at 5:00 pm EST. The dial-in number is 800/474-8920 for domestic listeners, and 719/457-2727 for international listeners. The confirmation code is 240457. The call will be simultaneously broadcasted live over the Internet. Details are available at WWW.247REALMEDIA.COM. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within two hours of the live call.

24/7 Real Media - 1Q03 Earnings Release
May 8, 2003
Page 3


CAUTION REGARDING PRO-FORMA INFORMATION:
In order to fully assess the Company's financial operating performance, management believes that pro forma operating results is an appropriate measure of evaluating our operating performance because it reflects the financial results of our core operating business before certain non-cash and/or non-operating charges. In addition, 24/7 Real Media has consistently provided this measurement in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. However, investors are cautioned that the pro-forma loss from continuing operations information contained in this news announcement is not a financial measure under generally accepted accounting principles
(GAAP). Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles. We also caution investors that pro forma financial information, by its very nature, departs from traditional accounting conventions; accordingly, its use can make it very difficult to compare our results from other reporting periods and with the results of other companies.

ABOUT 24/7 REAL MEDIA:
24/7 Real Media is the only gateway to the total spectrum of interactive marketing and technology. With expertise in all facets of interactive media, 24/7 Real Media is the starting point for both publishers and marketers, enabling both to maximize customer relationships and revenue. Products and services include Internet ad serving, Web analytics, search engine optimization, online media representation and integrated marketing solutions designed to specifically address client goals and objectives. The company is headquartered in New York, with offices in other major U.S. cities, Europe and Canada. For more information, please visit WWW.247REALMEDIA.COM.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:
This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: enhanced competition, impairment of relationships with employees or major customers or suppliers, industry consolidation, loss of faith in Internet advertising, international risks, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Real Media. All information in this release is as of May 8, 2003. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


FOR MORE INFORMATION, PLEASE CONTACT:

INVESTOR RELATIONS                       MEDIA RELATIONS
Truc N. Nguyen                           Stan Froelich
VP, Investor Relations                   VP, Media Relations
Stern & Co.                              Stern & Co.
Telephone: 212-888-0044                  Telephone: 212-888-0044
Email: tnguyen@sternco.com               Email: sfroelich@sternco.com


                               (TABLES TO FOLLOW)

24/7 REAL MEDIA - 1Q03 EARNINGS RELEASE
MAY 8, 2003
PAGE 4


                              24/7 REAL MEDIA, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                THREE MONTHS ENDED
                                        ------------------------------------
                                         MARCH 31,                MARCH 31,
                                           2003                     2002
                                        -----------              -----------
                                        (UNAUDITED)              (UNAUDITED)

Revenues:
  Integrated media solutions              $  8,343               $   7,516
  Technology solutions                       3,481                   3,235
                                          --------               ---------
    Total revenues                          11,824                  10,751


Cost of revenues:
  Integrated media solutions                 5,510                   5,236
  Technology solutions                       1,165                     852
                                          --------               ---------
    Total cost of revenues                   6,675                   6,088

Gross profit                                 5,149                   4,663
                                          --------               ---------
Operating expenses:
  Sales and marketing                        3,144                   3,044
  General and administrative                 2,922                   3,970
  Product development                          588                   1,338
Other expenses:
  Amortization of intangible assets            647                     542
  Stock-based compensation                      47                     270
  Gain on sale of non-core assets, net           -                    (874)
                                          --------               ---------
    Total operating expenses                 7,348                   8,290
                                          --------               ---------
    Operating loss                          (2,199)                 (3,627)

Interest income (expense), net                 (91)                    (38)
                                          --------               ---------
Loss before income taxes                    (2,290)                 (3,665)

Provision for income taxes                       7                       -
                                          --------               ---------
Net loss                                    (2,297)                 (3,665)

Dividends on preferred stock                  (129)                      -
                                          --------               ---------
Net loss attributable to
  common stockholders                     $ (2,426)              $  (3,665)
                                          ========               =========

24/7 REAL MEDIA - 1Q03 EARNINGS RELEASE
MAY 8, 2003
PAGE 5



                              24/7 REAL MEDIA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                              THREE MONTHS ENDED
                                                         ------------------------------
                                                          MARCH 31,          MARCH 31,
                                                            2003               2002
                                                         -----------        -----------
                                                         (UNAUDITED)        (UNAUDITED)

Loss per common share - basic and diluted
Net loss                                                 $     (0.04)      $     (0.07)
Net loss attributable to common stockholders             $     (0.04)      $     (0.07)
                                                         ===========       ===========

Pro forma:
Net loss (a)                                             $    (1,603)      $    (3,727)
                                                         ===========       ===========
Net loss per share  (a)                                  $     (0.02)      $     (0.07)
                                                         ===========       ===========
Weighted average common shares outstanding                64,473,316        49,873,034
                                                         ===========       ===========

----------
(a) Pro forma net loss excludes certain other expenses computed as follows:



                                                              THREE MONTHS ENDED
                                                         ------------------------------
                                                          MARCH 31,          MARCH 31,
                                                            2003               2002
                                                         -----------        -----------
                                                         (UNAUDITED)        (UNAUDITED)
Net loss                                                 $    (2,297)      $    (3,665)
Excluding:
  Amortization of intangible assets                              647               542
  Stock-based compensation                                        47               270
  Gain on sale of non-core assets, net                             -              (874)
                                                         -----------       -----------
Pro forma net loss                                       $    (1,603)      $    (3,727)
                                                         ===========       ===========




                                      # # #